Calculation of Filing Fee Tables
S-8
Lyntris Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	12,790,350	$ 17.50	$ 223,831,125.00	0.0001381	$ 30,911.08
Total Offering Amounts:						$ 223,831,125.00		$ 30,911.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 30,911.08
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock") of Lyntris Inc. (the "Registrant") that become issuable under the Lyntris Inc. 2026 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Represents the 12,790,350 shares of Common Stock of the Company reserved and available for issuance under the Plan. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act, based on the initial public offering price of Common Stock of $17.50, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-297657), as amended, which was declared effective on August 18, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources